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                                                                   EXHIBIT 3.1.3

                   CERTIFICATE OF RETIREMENT AND ELIMINATION
                                       OF
               SERIES A PREFERRED STOCK, SERIES B PREFFERED STOCK
                          AND SERIES C PREFERRED STOCK
                                       OF
                            PARADIGM GENETICS, INC.
                    (Pursuant to Section 243 of the General
                   Corporation Law of the State of Delaware)

     Paradigm Genetics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

          FIRST:   Article Fourth of the Corporation's Restated Certificate of
          -----
Incorporation authorizes the issuance of (i) 7,562,500 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Stock"), (ii) 2,790,698 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Stock") and (iii) 3,000,000 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Stock").

          SECOND: On _______, 2000, the Board of Directors of the Corporation,
          ------
by resolution, retired 7,562,500 shares of Series A Stock, which shares constituted all of the authorized shares of Series A Stock, 2,790,698 shares of Series B Stock, which shares constituted all of the authorized shares of Series B Stock and 3,000,000 shares of Series C Stock, which shares constituted all of the authorized shares of Series C Stock.

          THIRD: Section 6 of Article Fourth of the Corporation's Certificate of
          -----
Incorporation, prohibits the reissuance of such shares as Series A Stock, Series B Stock and Series C Stock, respectively and requires their elimination from the number of shares the Corporation is authorized to issue. Accordingly, pursuant to the Certificate of Incorporation, 7,562,500 shares of Series A Stock, 2,790,698 shares of Series B Stock and 3,000,000 shares of Series C Stock will be retired and eliminated.

          FOURTH: Pursuant to the provisions of Section 243 of the General
          ------
Corporation Law of the State of Delaware, all references to Series A Stock, Series B Stock and Series C Stock in the Restated Certificate of Incorporation of the Corporation are hereby eliminated.

     IN WITNESS WHEREOF, Paradigm Genetics, Inc. has caused this Certificate of Retirement and Elimination to be signed by its duly authorized officer this _____ day of April, 2000.


                          PARADIGM GENETICS, INC.


                          By:_____________________________________
                             Name:  John A. Ryals
                             Title:    President and Chief Executive Officer